                                  EXHIBIT 10.5

                                       TO

                               ICOS CORPORATION'S

                                   FORM 10-Q

                             FOR THE QUARTER ENDED

                               SEPTEMBER 30, 1998



     "[ * ]" = omitted, confidential material, which material has been separately filed with the Securities and Exchange Commission pursuant to a request for confidential treatment.

                                                                    EXHIBIT 10.5


                     MARKETING AND SALES SERVICE AGREEMENT

                                  BY AND AMONG

                                 LILLY ICOS LLC

                                      AND

                             ELI LILLY AND COMPANY

                                      AND

                                ICOS CORPORATION

                                  DATED AS OF



                               SEPTEMBER 30, 1998

                               TABLE OF CONTENTS

  ARTICLE I.......................................................................................................  1
  1.1  Adverse Event..............................................................................................  1
  1.2  Affiliate..................................................................................................  1
  1.3  Annual Detail Level........................................................................................  1
  1.4  cGMPs......................................................................................................  2
  1.5  Contract Year..............................................................................................  2
  1.6  Detail Fee.................................................................................................  2
  1.7  FDA........................................................................................................  2
  1.8  FDCA.......................................................................................................  2
  1.9  First Commercial Sale......................................................................................  2
  1.10 [ * ] Target Minimum Detail Level..........................................................................  2
  1.11 Launch Date................................................................................................  2
  1.12 Major EU Countries.........................................................................................  2
  1.13 NDA........................................................................................................  2
  1.14 Non-Major EU Countries.....................................................................................  3
  1.15 Non-Sales Force Promotion Expenses.........................................................................  3
  1.16 Package Inserts............................................................................................  3
  1.17 [ * ]......................................................................................................  3
  1.18 PDMA.......................................................................................................  3
  1.19 [ * ] Detail...............................................................................................  3
  1.20 Product or Products........................................................................................  3
  1.21 Promotional Guidelines.....................................................................................  3
  1.22 Promotional Materials......................................................................................  3
  1.23 Promotional Plan...........................................................................................  4
  1.24 Regulatory Response........................................................................................  4
  1.25 Sales Force Promotion Expenses.............................................................................  4
  1.26 Serious Adverse Event......................................................................................  4
  1.27 Shared Territory...........................................................................................  4
  1.28 Targeted Physicians........................................................................................  4
  ARTICLE II......................................................................................................  4
  2.1  Responsibilities of the Company............................................................................  4
  A.  Direction...................................................................................................  4
  B.  Guidelines..................................................................................................  5
  C.  Annual Promotional Plan.....................................................................................  5
  D.  Pricing and Distribution....................................................................................  5
  E.  Promotional Support.........................................................................................  5
  F.  Training Support from the Company...........................................................................  5
  G.  Trademark, Labeling, Package Inserts and Promotional Materials..............................................  6
  H.  Coordination and Measuring of Detailing.....................................................................  6
  I.  Monitoring Detailing........................................................................................  6
  J.  Other Responsibilities......................................................................................  6

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
  ARTICLE III.....................................................................................................  6
  3.1  Lilly Responsibilities.....................................................................................  6
  A.  Lilly Project Director......................................................................................  6
  B.  Product Detailing...........................................................................................  7
  C.  Other Activities............................................................................................  7
  3.2  ICOS Responsibilities......................................................................................  7
  A.  ICOS Project Director.......................................................................................  7
  B.  Product Detailing...........................................................................................  7
  C.  Other Activities............................................................................................  7
  ARTICLE IV......................................................................................................  7
  4.1  [ * ]......................................................................................................  7
  A.  Annual Detail Level.........................................................................................  7
  B.  Notice of Participation Level...............................................................................  8
  C.  Discussions on [ * ]........................................................................................  8
  4.2  [ * ]......................................................................................................  8
  A.  Annual Detail Level.........................................................................................  8
  B.  Notice of Participation Level...............................................................................  9
  4.3  [ * ]......................................................................................................  9
  A.  Annual Detail Level - Participation Option..................................................................  9
  B.  Failure to Exercise Participation Option....................................................................  9
  C.  Notice of Participation Level............................................................................... 10
  ARTICLE V....................................................................................................... 10
  5.1  Minimum Detail Levels for the Shared Territory............................................................. 10
  5.2  Failure to Meet Annual Detail Level........................................................................ 10
  5.3  Verification of Minimum Detailing Requirements............................................................. 10
  5.4  Minimum Number of Sales Representatives.................................................................... 10
  ARTICLE VI...................................................................................................... 11
  6.1  Compliance................................................................................................. 11
  ARTICLE VII..................................................................................................... 11
  7.1  Expenses................................................................................................... 11
  A.  Non-Sales Force Promotion Expenses - Annual Budget.......................................................... 11
  B.  Sales Force Promotion Expenses.............................................................................. 11
  7.2  Detail Expense Reimbursement............................................................................... 11
  7.3  Quarterly Report/Invoice................................................................................... 13
  7.4  Reimbursement Payments..................................................................................... 13
  ARTICLE VIII.................................................................................................... 13
  8.1  Books and Records.......................................................................................... 13
  8.2  Reports.................................................................................................... 13
  A.  Products Sold............................................................................................... 13
  B.  Detailing Report............................................................................................ 13
  C.  Annual Sales Report......................................................................................... 14
  D.  Audits...................................................................................................... 14
  E.  Adjustments................................................................................................. 14

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
  F.  Report Content.............................................................................................. 14
  ARTICLE IX...................................................................................................... 14
  9.1  Authorization.............................................................................................. 14
  9.2  No Conflicts with Other Instruments........................................................................ 14
  ARTICLE X....................................................................................................... 15
  10.1  Authorization............................................................................................. 15
  10.2  No Conflicts with Other Instruments....................................................................... 15
  ARTICLE XI...................................................................................................... 15
  11.1  Compliance with Laws...................................................................................... 15
  11.2  Adverse Event Reporting................................................................................... 16
  11.3  Product Quality Complaints and Medical and Technical Inquiries............................................ 16
  11.4  Intellectual Property Rights.............................................................................. 16
  11.5  Product Recalls........................................................................................... 16
  11.6  Access to Call Reporting Systems and Sales Representatives................................................ 16
  11.7  Product Samples........................................................................................... 16
  11.8  Manufacture and Support for the Product................................................................... 18
  A.  Adequate Supply............................................................................................. 18
  B.  NDAs........................................................................................................ 18
  11.9  Quality Assurance Audit Request........................................................................... 18
  11.10 Access to Underlying Data................................................................................. 18
  ARTICLE XII..................................................................................................... 19
  12.1  Term...................................................................................................... 19
  12.2  Termination for Material Breach........................................................................... 19
  12.3  Voluntary Termination by the Company...................................................................... 19
  12.4  Termination Upon Insolvency............................................................................... 19
  12.5.  LLC Membership Change.................................................................................... 19
  12.6  Effect of Termination..................................................................................... 20
  ARTICLE XIII.................................................................................................... 20
  13.1  Indemnification by the Company............................................................................ 20
  13.2  Indemnification by Lilly.................................................................................. 20
  13.3  Indemnification by ICOS................................................................................... 20
  13.4  Indemnification Procedures................................................................................ 20
  ARTICLE XIV..................................................................................................... 21
  14.1  Confidentiality........................................................................................... 21
  ARTICLE XV...................................................................................................... 21
  15.1  Subcontracting Permitted.................................................................................. 21
  15.2  Third Party Sales Force................................................................................... 21
  15.3  Additional Joint Ventures or Other Structures............................................................. 21
  15.4  Force Majeure............................................................................................. 22
  15.5  Non-Solicitation.......................................................................................... 22
  15.6  Use of Trademarks......................................................................................... 22
  15.7  Limitation of Liability................................................................................... 22
  15.8  Incorporation by Reference................................................................................ 22
  Exhibit A.......................................................................................................A-1
  Exhibit B.......................................................................................................B-1
  Exhibit C.......................................................................................................C-1

                                     -iii-
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

  Exhibit D....................................................................................................    D-1

                     MARKETING AND SALES SERVICE AGREEMENT

     THIS MARKETING AND SALES SERVICE AGREEMENT (the "Agreement") is entered into and effective as of the 30th day of September, 1998 (the "Effective Date"), by and between Lilly ICOS LLC, a Delaware Limited Liability Company (the "Company"), Eli Lilly and Company, an Indiana corporation ("Lilly"), and ICOS Corporation, a Delaware corporation ("ICOS").

                                   RECITALS

     Lilly and ICOS have entered into a Limited Liability Company Agreement dated as of September 30, 1998 (the "LLC Agreement"). The Company, Lilly and ICOS desire to enter into an agreement pursuant to which Lilly and ICOS will jointly promote the Company's product(s) to customers in accordance with the terms and conditions set forth herein.

                                   AGREEMENT

     In consideration of the foregoing, the covenants and promises contained in this Agreement, the Company, Lilly and ICOS agree as follows:

                                   ARTICLE I
                                  DEFINITIONS

     As used herein, the following terms shall have the following meanings:

     1.1 "ADVERSE EVENT" means any untoward happening in a patient or clinical investigation subject after the onset of administration of Product without regard to a causal relationship between such Product and the event, whether or not such event is considered drug related.

     1.2 "AFFILIATE" has the meaning set forth in Section 1.1 of the LLC Agreement.

     1.3  "ANNUAL DETAIL LEVEL" means the aggregate number of [ * ]
Details for each Product as determined on an annual basis by the Company for each country in the Shared Territory.

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     1.4  "cGMPS" means current Good Manufacturing Practices pursuant to 21
C.F.R. (S) 211 et seq., as amended from time to time.

     1.5 "CONTRACT YEAR" means any one (1) of multiple twelve (12) month periods beginning on the Launch Date of a Product. For purposes of this Agreement, the term "Calendar Quarter" means a three month period beginning on the 1st day of January, April, July or October.

     1.6 "DETAIL FEE" means the amount to be reimbursed by the Company to each of Lilly and ICOS for [ * ] Details performed in accordance with Section
7.2, below. The Detail Fee shall be calculated in accordance with EXHIBIT A.

     1.7 "FDA" means the United States Food and Drug Administration, and any successor agency or entity that may be established hereafter. "FDA" shall also be deemed to include the applicable regulatory authority having jurisdiction over the Product in any particular country or region (for example, the European Medicines Evaluation Agency for the European Union).

     1.8 "FDCA" means the Federal Food, Drug and Cosmetic Act (21 U.S.C. (S) 301 et seq.), as amended from time to time, together with any rules and regulations promulgated hereunder. "FDCA" shall also be deemed to include the applicable statutory, regulatory and/or other body of law applicable to the Product in any particular country or region.

     1.9 "FIRST COMMERCIAL SALE" means the date on which the first marketable shipment of a Product is made in a particular country in the Shared Territory after regulatory approval as a result of a purchase order from a party that is not a party to this Agreement or its Affiliate.

     1.10 "[ * ] TARGET MINIMUM DETAIL LEVEL" means [ * ] allocation of the applicable Annual Detail Level.

     1.11 "LAUNCH DATE" means the first day of the next Calendar Quarter subsequent to that date upon which the First Commercial Sale of Product occurs in a particular country in the Shared Territory.

     1.12  "MAJOR EU COUNTRIES" means [  *  ].

     1.13 "NDA" means with respect to any particular Product, the New Drug Application filed with the FDA pursuant to 21 U.S.C. (S) 357 and 21 C.F.R. (S) 314 with respect to that Product, together with all additions, deletions and supplements thereto. "NDA" shall also be deemed to include any similar authorization, approval, consent,

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license, permit, franchise, permission, notification, filing or registration required in a particular country or region to market, sell and distribute Product in such country or region.

     1.14  "NON-MAJOR EU COUNTRIES" means [  *  ].

     1.15 "NON-SALES FORCE PROMOTION EXPENSES" means all expenses set forth on EXHIBIT B incurred by Lilly and ICOS in the promoting of Product in a Shared Territory to the extent such expenses have not otherwise been reimbursed by the Company. Typical functional areas incurring Non-Sales Force Promotion expenses would include [ * ].

     1.16 "PACKAGE INSERTS" means labeling that is approved by the FDA that meets the specific requirements as set forth in Sections 201.56 and 201.57 of the Code of Federal Regulations (as such sections may be amended from time to time).

     1.17  "[  *  ]" means [  *  ].

     1.18 "PDMA" means the Prescription Drug Marketing Act of 1987, as amended from time to time, together with any rules or regulations promulgated thereunder. "PDMA" shall also be deemed to include the applicable statutory, regulatory and/or other body of law applicable to the Product in any particular country or region.

     1.19  "[  *  ] DETAIL" means [  *  ].

     1.20  "PRODUCT" OR "PRODUCTS" means the product or products of the Company.

     1.21 "PROMOTIONAL GUIDELINES" has the meaning set forth in Section 2.1(B), below.

     1.22 "PROMOTIONAL MATERIALS" means any tangible advertising and promotional labeling bearing a Product name (trade name or generic name) used in the promotion of the Product, including promotional materials produced by the Company (examples include, but are not limited to, journal ads, brochures, service items, managed care pull through sheets, formulary presentations, price lists, monographs, [ * ], and telephone, radio or television advertisements) and materials produced by outside sources (examples include, but are not limited to, medical reprints, textbooks and CME materials) to the extent funded by, created in cooperation with, reviewed by or distributed by the Company, and any other items defined as labeling or advertising in Section 201(m) of the FDCA or CFR
Section 202.1(l)(1) (as such sections may be amended from time to time). "Promotional Materials" shall also be deemed to include any advertising and promotional labeling bearing the Company name but not bearing a Product name (examples include

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"coming soon" or "reminder" advertisements) that may be used prior to obtaining regulatory approval to market, sell and distribute the Product to promote only the indication(s) of the Product.

     1.23 "PROMOTIONAL PLAN" has the meaning set forth in Section 2.1(C), below.

     1.24 "REGULATORY RESPONSE" has the meaning set forth in Section 11.1, below.

     1.25 "SALES FORCE PROMOTION EXPENSES" means all expenses set forth on EXHIBIT C incurred by Lilly and ICOS in the promoting of Product in a Shared Territory to the extent such expenses have not otherwise been reimbursed by the Company. Departments within each party incurring these types of expenses could include [ * ].

     1.26 "SERIOUS ADVERSE EVENT" means any Adverse Event with the following conditions: death, life-threatening, hospitalization or prolonged hospitalization, permanent disability, congenital abnormality, cancer or other condition deemed serious.

     1.27 "SHARED TERRITORY" means [ * ] and those additional countries that hereafter become included in the definition of "Territory" set forth in
Section 1.1 of the LLC Agreement.

     1.28 "TARGETED PHYSICIANS" means any health care professional with prescribing authority including, for example, primary care physicians and specialist physicians.


                                  ARTICLE II
                        RESPONSIBILITIES OF THE COMPANY

     2.1 RESPONSIBILITIES OF THE COMPANY. With respect to the Shared Territory, the Company shall be responsible for the following functions:

          A. DIRECTION. The Company shall have overall responsibility for the supervision, coordination and direction of the joint promotion activities contemplated by this Agreement.

          B. GUIDELINES. The Company will establish guidelines to govern the joint promotion of the Product (the "Promotional Guidelines"). The Promotional Guidelines will include initial provisions describing the authority of each Project Director (as defined in Sections 3.1(A) and 3.2(A), below) to make decisions or take actions and what decisions and actions must be presented to the Company for approval and establish procedures to insure compliance with all applicable regulatory requirements. The


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Promotional Guidelines shall be completed by the Company no later than twelve
(12) months prior to the anticipated Launch Date.

          C. ANNUAL PROMOTIONAL PLAN. The Company shall develop a detailed annual promotional plan which will outline the strategy for the marketing and sale of the Product by Lilly and ICOS in each country in the Shared Territory (the "Promotional Plan"). The Promotional Plan will specify [ * ].

          D. PRICING AND DISTRIBUTION. The Company shall make all sales of the Product and shall have sole control of distribution of the Product (other than Product samples) and sole control of pricing of the Product. [ * ].

          E. PROMOTIONAL SUPPORT. The Company shall provide, at its sole expense, the appropriate resources required to facilitate marketing, planning, and professional services support of the Product in the manner contemplated by this Agreement. In particular, the Company shall determine the amount of funds to be spent on an annual basis for each country in the Shared Territory on Non-Sales Force Promotion Expenses and Sales Force Promotion Expenses. The determination for each of the above shall be based upon [ * ].

          F. TRAINING SUPPORT FROM THE COMPANY. For each Product, the Company will provide to Lilly and ICOS, at the Company's sole expense, [ * ]. The Company will also provide, at the Company's sole expense, [ * ].

          G. TRADEMARK, LABELING, PACKAGE INSERTS AND PROMOTIONAL MATERIALS. The Company will develop any trademark(s) to be used in the promotion of any Product. The Company will develop the Product label and related Package Inserts for each country in the Shared Territory and will provide coordination for same in countries not in the Shared Territory. In addition, the Company will, at its sole cost, develop, prepare, produce and make available to Lilly and ICOS appropriate quantities of all Promotional Materials to be used to jointly promote the Product in the Shared Territory. All such Promotional Materials shall comply with all applicable governing laws and/or regulations. The Company will, where legally permissible, take all reasonable steps to ensure that both Lilly's and ICOS's name and/or logos appear in equal prominence on the Product label, Package Inserts, sample packages, and Promotional Material.

          H. COORDINATION AND MEASURING OF DETAILING. The Company will be responsible for coordinating the pattern, timing and degree of emphasis of Product detailing to the Targeted Physicians. The Company will cause each of Lilly and ICOS to use, and Lilly shall make available to ICOS, [ * ].


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          I.  MONITORING DETAILING. The Company shall have the right to monitor the qualitative impact of the parties' respective detailing activities, using such means as are reasonable and customary in the industry. If the Company, in the course of such monitoring, discovers that there is an apparent difference in the qualitative impact that the parties' respective detailing activities are having, and the Company determines that the difference is material, then the Company shall investigate the difference and shall take whatever steps it deems appropriate to address the difference in light of the result of such investigation.

          J. OTHER RESPONSIBILITIES. The Company will be responsible for taking such other action as may be reasonably necessary to accomplish the purpose of this Agreement.


                                  ARTICLE III
                             PROMOTION OF PRODUCT

     3.1  LILLY RESPONSIBILITIES.  Lilly shall be responsible for the following:

          A. LILLY PROJECT DIRECTOR. Lilly shall name at least one (1) individual to serve as its Project Director. The Lilly Project Director shall be the primary Lilly contact person for all purposes of this Agreement, except to the extent this Agreement provides otherwise or the parties otherwise agree. In addition, the Lilly Project Director shall be responsible for managing communications and performing other activities as specified in this Agreement.

          B. PRODUCT DETAILING. Lilly shall use its commercially reasonable efforts to promote the Product to Targeted Physicians in a manner consistent with all applicable laws, rules and regulations, and any procedures set forth or provided for by this Agreement.

          C.  OTHER ACTIVITIES. This Agreement is not intended to apply
 [  *  ].

     3.2  ICOS RESPONSIBILITIES.  ICOS shall be responsible for the following:

          A. ICOS PROJECT DIRECTOR. ICOS shall name at least one (1) individual to serve as its Project Director. The ICOS Project Director shall be the primary ICOS contact person for all purposes of this Agreement, except to the extent this Agreement provides otherwise or the parties otherwise agree. In addition, the ICOS Project Director shall be responsible for managing communications and performing other activities as specified in this Agreement.


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          B.  PRODUCT DETAILING. ICOS shall use its commercially reasonable efforts to promote the Product to Targeted Physicians in a manner consistent with all applicable laws, rules and regulations, and any procedure set forth or provided by this Agreement.

          C.  OTHER ACTIVITIES. This Agreement is not intended [  *  ].


                                  ARTICLE IV
                             MINIMUM DETAIL LEVELS

     4.1     [    *    ]

          A. ANNUAL DETAIL LEVEL. [ * ] has the right to provide [ * ] of the applicable Annual Detail Level for the [ * ]. Notwithstanding the above,
[ * ] shall be required to provide the following minimum percentage of the [ * ] Details in the [ * ] measured each [ * ]:

     [  *  ]

     [ * ], [ * ] shall be required to provide at a minimum the number of [ * ] Details equal to [ * ]. After the completion of [ * ] following the Launch Date,
(i) the parties shall provide their respective share of the Annual Detail Level, and (ii) in no event shall [ * ] minimum detail obligation fall below [ * ] of any Annual Detail Level.

          B. NOTICE OF PARTICIPATION LEVEL. [ * ] shall provide the Company and [ * ] no less than [ * ] notice prior to the anticipated Launch Date (and every anniversary date thereof) regarding [ * ] anticipated level of detail participation for the following Contract Year. [ * ].

          C. DISCUSSIONS ON [ * ]. Within [ * ] of the Effective Date, all of the parties agree to begin to discuss in good faith [ * ].

     4.2. [ * ].

          A. ANNUAL DETAIL LEVEL. [ * ] has the right to provide [ * ] of the Annual Detail Level for [ * ]. Notwithstanding the above, at the Launch Date and for each Contract Year thereafter, [ * ] shall be required to provide a minimum [ * ] of the Annual Detail Level for [ * ] measured each [ * ]. At the Launch Date and for each Contract Year thereafter, [ * ] shall be required to provide at a minimum [ * ].


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          B.  NOTICE OF PARTICIPATION LEVEL. [  *  ] shall provide the
Company and [ * ] no less than [ * ] notice prior to the anticipated Launch Date (and every anniversary date thereof) for [ * ] regarding [ * ] anticipated level of detail participation for such country for the following Contract Year. [ * ].

     4.3.    [  *  ].

          A. ANNUAL DETAIL LEVEL - PARTICIPATION OPTION. [ * ] has the option (the "Participation Option") to provide [ * ], but in no event less than [ * ], of the Annual Detail Level for [ * ]. To exercise the Participation Option with respect to such a particular country, [ * ] shall provide the Company and [ * ] no less than [ * ] notice prior to the anticipated Launch Date for such country of [ * ] intent to participate in the promoting of Product therein, which notice shall set forth [ * ]. At the Launch Date and for each Contract Year thereafter, [ * ] shall be required to provide at a minimum the [ * ].

          B. FAILURE TO EXERCISE PARTICIPATION OPTION. If [ * ] does not exercise its Participation Option pursuant to Section 4.3(A), above, then [ * ].

          C. NOTICE OF PARTICIPATION LEVEL. [ * ] shall provide the Company and [ * ] no less than [ * ] notice on each anniversary of the Launch Date regarding [ * ] anticipated level of detail participation for the upcoming Contract Year. [ * ].


                                   ARTICLE V
                      COMPLIANCE WITH MINIMUM REQUIREMENT

     5.1 MINIMUM DETAIL LEVELS FOR THE SHARED TERRITORY. Lilly and ICOS shall each perform their respective share of the applicable Annual Detail Level for each of the countries in the Shared Territory in accordance with this Agreement.

     5.2 FAILURE TO MEET ANNUAL DETAIL LEVEL. If either Lilly and/or ICOS fails to perform at least [ * ] of its share of the applicable Annual Detail Level in any country in the Shared Territory in any Contract Year, the non-performing party shall [ * ].

     5.3 VERIFICATION OF MINIMUM DETAILING REQUIREMENTS. All detailing reports used in verifying minimum detailing requirements are [ * ].

     5.4 MINIMUM NUMBER OF SALES REPRESENTATIVES. Each party's number of sales representatives for a specific country shall be no less than [ * ]:

[ * ].


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                                  ARTICLE VI
                              REGULATORY MATTERS

     6.1 COMPLIANCE. All marketing efforts shall be consistent with all applicable legal and regulatory requirements, including approved labeling. Neither Lilly nor ICOS shall promote the Product for any use not approved by the appropriate regulatory authorities, unless otherwise permitted by local law or regulation, or promote the Product in any manner or with any materials not approved by the Company. Neither Lilly nor ICOS shall make any false or misleading representations to customers or others regarding ICOS or Lilly (as appropriate), the Company or the Product or any representations, warranties or guarantees with respect to specifications, features or capabilities of the Product except as contained in the Package Insert or Promotional Material approved by the Company.


                                  ARTICLE VII
                   REIMBURSEMENT OF EXPENSES AND DETAIL FEE

     7.1  EXPENSES

          A.  NON-SALES FORCE PROMOTION EXPENSES - ANNUAL BUDGET. The
Company shall determine the Non-Sales Force Promotion Expenses associated with the Product to be incurred by each of Lilly and ICOS. The Company shall reimburse Lilly and ICOS for such expenses. [ * ].

          B. SALES FORCE PROMOTION EXPENSES. The Company shall determine the Sales Force Promotion Expenses associated with the Product to be incurred by each of Lilly and ICOS. Lilly and ICOS's sole reimbursement for their respective Sales Force Promotion Expenses shall be determined pursuant to the detail expense reimbursement mechanism set forth in Section 7.2, below.

     7.2 DETAIL EXPENSE REIMBURSEMENT. The Company shall reimburse each of Lilly and ICOS for [ * ] Details performed in accordance herewith [ * ].

     7.3 QUARTERLY REPORT/INVOICE. Within [ * ] following the end of each Calendar Quarter, ICOS and Lilly each shall prepare a report (the "Invoice") detailing the Non-Sales Force Promotion Expenses and Sales Force Promotion Expenses incurred in the prior Calendar Quarter. Within [ * ] following the end of each Calendar Quarter, ICOS and Lilly will each forward its Invoice to the Company with a copy to the other party for review and approval by a designated representative of each party. Sufficient detail shall be provided to support the expenses being charged. If an objection by a party with respect to an Invoice is not raised within [ * ] of receipt thereof, such Invoice will be deemed approved (such approval shall not be construed as a waiver of any audit or


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other rights related thereto). Once approved as described above in this Section
7.3, each invoice will be submitted to the Company for payment in accordance with the terms set forth in Section 7.4, below, of this Agreement. If necessary, adjustments or corrections to an Invoice as agreed to by both ICOS and Lilly will be made to the Invoice before it is submitted for payment. Otherwise adjustments will be made in the subsequent Invoice. The Company, or its representatives, shall have the right to audit both ICOS and Lilly records with respect to such reports, in accordance with Section 8.2(D), below, of this Agreement.

     7.4 REIMBURSEMENT PAYMENTS. The Company shall make the payments due under this Article 7 on a quarterly basis due to ICOS and Lilly, net fifteen (15) days after approval (including a deemed approval as described in Section 7.3, above) of an Invoice as described in Section 7.3, above, of this Agreement.

                                 ARTICLE VIII
                            ACCOUNTING AND REPORTS

     8.1 BOOKS AND RECORDS. The parties shall keep comprehensive books and records relating to their respective obligations under this Agreement on either a cash or accrual basis of accounting in accordance with generally accepted accounting principles. With respect to the Company, such books and records shall document the Product sold, shipped and returned for such Product for the Contract Year. All such books and records shall be maintained for at least [ * ] following the relevant Contract Year, or such longer period as is required by law.

     8.2  REPORTS.  The parties shall:

          A. PRODUCTS SOLD. After the Launch Date, within [ * ] after the end of each Calendar Quarter, the Company shall deliver to each of Lilly and ICOS a report indicating the quantity of Product sold and the value of these sales.

          B. DETAILING REPORT. After the Launch Date, within forty-five (45) days after the end of each Calendar Quarter, Lilly and ICOS shall deliver to each other and the Company a report indicating [ * ][ * ] Detail activities of their respective sales forces as well as Product samples distributed to Targeted Physicians or otherwise.

     C. ANNUAL SALES REPORT. Within forty-five (45) days of the end of each calendar year, the Company shall deliver to Lilly and ICOS a sales report.

     D. AUDITS. Each party's audit rights shall be provided under, pursuant to and in accordance with the terms of Section 15.1(d) of the LLC Agreement, which terms are by this reference incorporated in and made a part of this Agreement.


* Confidential Treatment Requested

     E. ADJUSTMENTS. In the event that any examination or audit of the records as described above discloses an under-payment or over-payment of amounts due hereunder, written notice of such fact, specifying the amount and basis of the under-payment or over-payment, shall promptly be furnished to all parties by the person who performs the examination or audit. Within thirty (30) days after receipt of such a notice, the party owing any payment hereunder shall promptly effect the same to the party entitled thereto.

     F. REPORT CONTENT. The Company shall determine the requirements for the content of the reports described in Sections 8.2(A) - (C), above.

                                  ARTICLE IX
                        REPRESENTATIONS OF THE COMPANY

    The Company represents and warrants to each of Lilly and ICOS as follows:

     9.1 AUTHORIZATION. The Company has full power and authority to execute and deliver this Agreement and to consummate the transactions contemplated herein. This Agreement and the provisions hereof constitute the valid and legally binding obligations of the Company and do not require the consent, approval or authorization of any person, public or governmental authority or other entity.

     9.2 NO CONFLICTS WITH OTHER INSTRUMENTS. The execution and delivery of this Agreement by the Company, and the performance of its obligations hereunder, are not in violation or breach of, and will not conflict with or constitute a default under, the LLC Agreement or any material agreement, contract, commitment or obligation to which the Company is a party or by which it is bound, and will not conflict with or violate any applicable law, rule, regulation, judgment, order or decree of any governmental agency or court having jurisdiction over the Company or its assets or properties.

                                   ARTICLE X
                       REPRESENTATIONS BY LILLY AND ICOS

     Lilly and ICOS each individually, and not jointly, represents and warrants to the Company as follows:

     10.1 AUTHORIZATION. Lilly and ICOS each has full power and authority to execute and deliver this Agreement and to consummate the transactions contemplated herein. This Agreement and the provisions hereof constitute the valid and legally binding obligations of each of Lilly and ICOS and do not require the consent, approval or authorization of any person, public or governmental authority or other entity.

     10.2 NO CONFLICTS WITH OTHER INSTRUMENTS. The execution and delivery of this Agreement by each of Lilly and ICOS, and the performance of their respective obligations hereunder, are not in violation or breach of, and will not conflict with or constitute a default under, the Articles of Incorporation or Bylaws of either Lilly or ICOS, or any material agreement, contract, commitment or obligation to which either Lilly or ICOS is a party or by which it is bound, and will not conflict with or violate any applicable law, rule, regulation, judgment, order or decree of any governmental agency or court having jurisdiction over either Lilly or ICOS or their respective assets or properties.


                                  ARTICLE XI
                                OTHER COVENANTS

     11.1 COMPLIANCE WITH LAWS. The Company, Lilly and ICOS each agrees to perform its obligations under this Agreement in compliance with all applicable laws, rules and regulations. In the event any party receives notice of an inspection or notification by a governmental entity, including the FDA, relating to the promotion of the Product, Promotional Materials or compliance with PDMA, the party receiving such inspection or notification will notify the other parties as soon as possible but in no event later than [ * ] after receipt of such notice or notification, and provide to such other parties, within [ * ], copies of all documents, including the FDA Forms 482, 483, Warning Letters and other correspondence and notifications, as such other parties may request. The Company, Lilly and ICOS agree to cooperate with each other during any inspection, investigation or other inquiry by the FDA or any other governmental entity, including providing information and/or documentation, as requested by the FDA or other governmental entity, or any of the parties to this Agreement. The Company, Lilly and ICOS also agree to discuss any response to observations or notifications received and to give the other parties an opportunity to comment on any proposed response before it is made. In the event of disagreement concerning the form or content of such response, however, the Company will be responsible for deciding the appropriate form and content of any response with respect to the Product ("Regulatory Response"). Each party agrees to conform its respective activities, with respect to the Product, only to any commitments made by such party in a Regulatory Response.

     11.2 ADVERSE EVENT REPORTING. Prior to the Launch Date in any country, the Company shall have developed written procedures for the assessment and reporting of Adverse Events and Serious Adverse Events for such country, which procedures shall be reasonably acceptable in form and substance to Lilly and ICOS. Lilly and ICOS agree to abide by such procedures. Unless otherwise agreed to by the parties, the Company intends to enter into an agreement with [ * ].

     11.3 PRODUCT QUALITY COMPLAINTS AND MEDICAL AND TECHNICAL INQUIRIES. Prior to the Launch Date in any country, the Company shall have developed written procedures for handling and responding to Product quality complaints and the medical and technical inquiries of customers, physicians, pharmacists and other healthcare


* Confidential Treatment Requested
professionals with respect to the Product in such country. Lilly and ICOS agree to abide by such procedures. Unless otherwise agreed to by the parties, the Company intends to enter into an agreement with [ * ].

     11.4 INTELLECTUAL PROPERTY RIGHTS. This Agreement is not intended to transfer or assign any rights, title or interest in or to the intellectual property of any other party, including patents, trademarks, copyrights and know-how. Copyright interests in Promotional Materials related to Product will be owned by the Company. Lilly and ICOS may use such copyrighted materials anytime after the Effective Date.

     11.5 PRODUCT RECALLS. In the event that any governmental entity issues a request, directive or order, or the Company determines in its sole discretion that Product be recalled, Lilly and ICOS shall fully cooperate with the Company, at the Company's expense, in conducting any such recall and shall take all appropriate corrective actions.

     11.6 ACCESS TO CALL REPORTING SYSTEMS AND SALES REPRESENTATIVES. Lilly and ICOS each agrees to provide the other party, as well as the Company, access, upon reasonable notice and during normal business hours, to its internal call reporting system for auditing purposes. In addition, [ * ] agrees [ * ].

     11.7 PRODUCT SAMPLES. The parties anticipate that Product samples, if any, will be provided [ * ]. Product samples, if any, at the time of shipment to Lilly and/or ICOS: (A) will comply in all material respects with applicable NDA specifications and internal Company guidelines for acceptance, (B) will conform to the information indicated on the certificates of analysis for such Product samples, (C) will comply in all material respects with the requirements of the FDCA, (D) will not be products that have been adulterated or misbranded within the meaning of the FDCA and regulations issued thereunder, or any state or local law substantially similar to the FDCA, and (E) will not be products that may not be introduced into interstate commerce pursuant to federal or state law. In addition, Product samples shall have been manufactured, packaged, stored and shipped in conformity with all applicable cGMPs. EXCEPT AS EXPRESSLY PROVIDED IN THIS ARTICLE, THE COMPANY MAKES NO REPRESENTATION OR WARRANTY AS TO THE PRODUCT SAMPLES, EXPRESS OR IMPLIED, EITHER IN FACT OR BY OPERATION OF LAW, BY STATUTE OR OTHERWISE, AND THE COMPANY SPECIFICALLY DISCLAIMS ANY AND ALL IMPLIED OR STATUTORY WARRANTIES, INCLUDING WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY, WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE OR WARRANTY OF NONINFRINGEMENT.

      11.8  MANUFACTURE AND SUPPORT FOR THE PRODUCT.


* Confidential Treatment Requested

          A. ADEQUATE SUPPLY. The Company shall use commercially reasonable efforts to ensure that an adequate supply of the Product is manufactured to [ * ]. The Company will notify Lilly and ICOS immediately upon the Company's discovery of any events or conditions that the Company expects has the potential to have an impact on the Company's ability to have an adequate supply of Product. The parties shall meet within thirty (30) days after such notice to assess the potential impact of such event or condition on Lilly's and ICOS's ability to fulfill their respective obligations under this Agreement.

          B. NDAS. With respect to each country in the Shared Territory, the Company shall use commercially reasonable efforts to maintain and support the NDA for the Product. The Company may supplement the NDA, add or delete package or dosage formats of the Product or change the Package Insert as it deems reasonably appropriate consistent with the Company's normal business practice (so long as any such supplement, addition, deletion or change is in compliance with all applicable laws, rules and regulations). Lilly and ICOS each acknowledge and accept that FDA approval may be required for some or all of such matters, and Lilly and ICOS each agree to cooperate with the Company in this regard and to not use any affected materials until the Company has notified Lilly and ICOS each in writing that the Company has received FDA approval or that it is otherwise permissible to use any such affected materials. The Company will notify Lilly and ICOS of any proposed amendment to the Package Insert or other changes that might impact Lilly's and ICOS's obligations under this Agreement, and will provide Lilly and ICOS with at least fifteen (15) days to comment, before implementation of such amendment or change unless Lilly and ICOS each agrees in writing to some lesser amount of time in which to comment. In the event of disagreement between the parties concerning the form or content of such amendment, the Company will have the sole right and responsibility to decide upon the appropriate form and content of such amendment or change.

     11.9 QUALITY ASSURANCE AUDIT REQUEST. Each party shall provide the other (and the Company shall cause any third party under contract with it to provide) with the right to conduct reasonable quality assurance audits with respect to all manufacturing facilities, distribution operations and activities, PDMA activities, and marketing and promotional activities conducted under or in connection with this Agreement to verify their conformance with applicable cGMPs and other regulatory requirements. Such audits shall only be conducted upon reasonable notice during reasonable business hours.

     11.10 ACCESS TO UNDERLYING DATA. Lilly shall provide the Company and ICOS with access, during normal business hours and upon reasonable notice, to [ * ].


* Confidential Treatment Requested

                                  ARTICLE XII
                 TERM, EXTENSION, AND TERMINATION OF AGREEMENT

     12.1 TERM. This Agreement shall become effective on the Effective Date and shall continue in effect unless the Company is dissolved or it is terminated earlier as described hereunder or by mutual written agreement of the parties.

     12.2 TERMINATION FOR MATERIAL BREACH. In the event that either Lilly or ICOS is in material breach of this Agreement, the Company shall have the right to terminate this Agreement after ninety (90) days written notice to Lilly or ICOS (collectively or individually, as the case may be, the "Breaching Party") unless the Breaching Party cures the breach before the expiration of such period of time. Such notice shall set forth in reasonable detail the specifics of the breach. Similarly, in the event that the Company is in material breach of this Agreement, the party whom the breach has been committed against (either Lilly and/or ICOS) shall have the right to terminate this Agreement after ninety (90) days written notice to the Company (with a copy to the other party to this Agreement) unless the Company cures the breach before the expiration of such period of time. Such notice shall set forth in reasonable detail the specifics of the breach.

     12.3 VOLUNTARY TERMINATION BY THE COMPANY. The Company may terminate this Agreement for any reason at any time during the term of this Agreement and such termination shall be effective after thirty (30) days written notice to each party. During such thirty (30) days, each party shall appropriately commence wind down efforts, including reasonable termination of its efforts under this Agreement, and the Company shall remain responsible for expenses incurred in accordance with this Agreement for such period but only to the extent that such costs are unavoidable expenses and expenditures.

     12.4 TERMINATION UPON INSOLVENCY. This Agreement may be terminated by a party hereto upon notice to the other parties should a party (a) become insolvent, or (b) file a petition under any bankruptcy or insolvency law or have any such petition filed against it which has not been stayed within 60 days of such filing.

     12.5 LLC MEMBERSHIP CHANGE. Except under circumstances that are described in Section 13.4 of the LLC Agreement (which shall be handled in accordance with the provisions thereunder), Lilly shall have the right, but not the obligation, to terminate this Agreement if [ * ]. Similarly, except under circumstances that are described in Section 13.4 of the LLC Agreement (which shall be handled in accordance with the provisions thereunder), [ * ]. Termination under this
Section 12.5 shall be effective upon thirty (30) days written notice from the party that desires to exercise such termination right to the other parties.


* Confidential Treatment Requested

     12.6 EFFECT OF TERMINATION. Termination of this Agreement shall not operate to release any party from any obligation or liability incurred under the terms of this Agreement prior to or upon termination hereof. Any provision of this Agreement which by its context is intended to apply after termination of this Agreement shall survive its termination, including the provisions of
Article VI (Regulatory Matters), Article VII (Reimbursement of Expenses and Detail Expense Reimbursement), Article XIII (Indemnification), and Article XIV (Confidentiality).

                                 ARTICLE XIII
                                INDEMNIFICATION

     13.1 INDEMNIFICATION BY THE COMPANY. The Company agrees to indemnify, defend and hold Lilly and ICOS harmless from and against any losses, including product liability, which arise from any claim, lawsuit or other action by a third party arising out of the manufacture of the Product, the breach by the Company of its warranties or obligations under this Agreement, or the negligence or willful misconduct of the Company, its employees or its agents, except to the extent such losses result from (i) the breach by Lilly and/or ICOS of their respective warranties or obligations hereunder or (ii) the negligence or willful misconduct of Lilly and/or ICOS, their respective employees or their respective agents.

     13.2 INDEMNIFICATION BY LILLY. Lilly agrees to indemnify, defend and hold the Company and ICOS harmless from and against any losses which arise from any claim, lawsuit or other action by a third party arising out of the breach by Lilly of its warranties or obligations under this Agreement, or the negligence or willful misconduct of Lilly, its employees or its agents, except to the extent such losses result from (i) the breach by the Company and/or ICOS of their respective warranties or obligations hereunder or (ii) the negligence or willful misconduct of the Company and/or ICOS, their respective employees or their respective agents.

     13.3 INDEMNIFICATION BY ICOS. ICOS agrees to indemnify, defend and hold the Company and Lilly harmless from and against any losses which arise from any claim, lawsuit or other action by a third party arising out of the breach by ICOS of its warranties or obligations under this Agreement, or the negligence or willful misconduct of ICOS, its employees or its agents, except to the extent such losses result from (i) the breach by the Company and/or Lilly of their respective warranties or obligations hereunder or (ii) the negligence or willful misconduct of the Company and/or Lilly, their respective employees or their respective agents.

     13.4 INDEMNIFICATION PROCEDURES. A party seeking indemnification hereunder (the "Indemnified Party") shall give written notice to the indemnifying party (the "Indemnifying Party") of its indemnification claims hereunder, specifying the amount and nature of the claim, and giving the Indemnifying Party the right to contest any such claim represented by counsel of its choice. If any such claim is made hereunder by the

Indemnified Party and such claim arises from the claims of a third party against the Indemnified Party and the Indemnifying Party does not elect to undertake the defense thereof by written notice within fifteen (15) days after receipt of the original notice from the Indemnified Party, the Indemnified Party shall be entitled to indemnity pursuant to the terms of this Agreement to the extent of its payment in respect of such claim. To the extent that the Indemnifying Party undertakes the defense of such claim in good faith by proceeding diligently at its expense, and without materially impairing the financial conditions or operations of the Indemnified Party, the Indemnified Party shall be entitled to indemnity hereunder only if, and to the extent that, such defense is unsuccessful as determined by a final judgment of a court of competent jurisdiction or is settled with the consent of the Indemnifying Party. The party defending a third-party claim shall have the right to choose its own counsel.


                                  ARTICLE XIV
                                CONFIDENTIALITY

     14.1 CONFIDENTIALITY. Except as otherwise expressly provided in this Agreement, each party shall be subject to the confidentiality provisions provided under, pursuant to and in accordance with Section 2.7 of the LLC Agreement, which terms are by this reference incorporated in and made a part of this Agreement.

                                  ARTICLE XV
                                 MISCELLANEOUS

     15.1 SUBCONTRACTING PERMITTED. Each party acknowledges and agrees that portions of the work to be performed hereunder by the Company may be performed on its behalf by third parties hired by the Company.

     15.2  THIRD PARTY SALES FORCE. Lilly and ICOS shall [ * ].

     15.3 ADDITIONAL JOINT VENTURES OR OTHER STRUCTURES. The parties agree to review the need to create additional joint ventures or other business structures, in each case [ * ].

     15.4 FORCE MAJEURE. No party shall be in breach of or liable to any other party for loss or damages for any default or delay attributable to any Force Majeure event if the party affected shall give prompt notice of any such cause to the other parties. The party giving such notice of Force Majeure shall thereupon be excused from such of its obligations hereunder as it is thereby disabled from performing for so long as it is so disabled and for sixty (60) days thereafter; provided, however, that such affected party commences and continues to take reasonable and diligent actions to cure such cause. For


* Confidential Treatment Requested
purposes of this Agreement, "Force Majeure" shall mean, without limitation, acts of God, war, fire, flood, earthquake, strike, labor dispute and the like.

     15.5 NON-SOLICITATION. From the Effective Date until the termination of activities contemplated by this Agreement and for a period of six (6) months thereafter, each party agrees that it will not directly recruit, solicit or induce any employee, consultant or agent of another party to terminate his or her relationship with such other party. However, nothing set forth in this section shall prohibit a party from indirectly recruiting, soliciting or inducing such individual to leave the other party through use of advertisements in trade journals and the like or from discussing employment opportunities with such individuals to the extent such individuals contact such party first.

     15.6 USE OF TRADEMARKS. Use of one party's trademark by another party shall be pursuant to a Trademark License Agreement in form and substance to be agreed upon by the parties.

     15.7 LIMITATION OF LIABILITY. EXCEPT AS MAY ELSEWHERE HEREIN SPECIFICALLY BE PROVIDED FOR OTHERWISE, IN NO EVENT SHALL ANY PARTY BE LIABLE FOR INDIRECT, SPECIAL, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE DAMAGES, INCLUDING COSTS OF PROCUREMENT OF SUBSTITUTE PRODUCTS OR SERVICES, OR FOR ANY LOST PROFITS OF ANY OTHER PARTY, HOWEVER CAUSED AND ON ANY THEORY OF LIABILITY, ARISING OUT OF THIS AGREEMENT. THESE LIMITATIONS SHALL APPLY NOTWITHSTANDING ANY FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY.

     15.8 INCORPORATION BY REFERENCE. Each party agrees to the incorporation of the following provisions, which terms are by this reference incorporated in and made a part of this Agreement (references are to the Section set forth in the Joint Venture Agreement): (a) Dispute Resolution -- Article 12, (b) Notices --
Section 16.1, (c) Waiver -- Section 16.2, (d) Severability -- Section 16.3, (e) Further Assurances -- Section 16.5, (f) Governing Law -- Section 16.6, (g) Counterparts -- Section 16.7, (h) Limitation on Rights of Others -- Section 16.8, (i) Successors and Assigns -- Section 16.9, (j) Entire Agreement; Amendment -- Section 16.10, (k) Expenses -- Section 16.11, (l) Construction --
Section 16.12, (m) Disclaimer of Agency -- Section 16.13, (n) Rights and Remedies -- Section 16.14, and (o) Attorneys' Fees -- Section 16.15.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives in the manner legally binding as of the date first above written.

     LILLY ICOS LLC

     By:  /s/ Sidney Taurel
        ----------------------------------------

     On behalf of Eli Lilly and Company, Member

     By: /s/ George B. Rathmann
        ----------------------------------------

     On behalf of ICOS Corporation, Member

     ELI LILLY AND COMPANY

     By: /s/ Sidney Taurel
         -------------------------------------

     Sidney Taurel

            President and Chief Executive Officer

     ICOS CORPORATION

     By: /s/ George B. Rathmann
         ----------------------
     George B. Rathmann

            Chairman of the Board, President

               and Chief Executive Officer

                                   Exhibit A


                Methodology for Determination of Detail Fee for
                [    *    ] Details Performed by Lilly and ICOS
                -----------------------------------------------

     The Detail Fee shall be calculated as follows (an example of the calculation follows this narrative):

[  *  ].



* Confidential Treatment Requested

     Calculation of Detail Fee

     Example
     [  *  ]

* Confidential Treatment Requested

                                   Exhibit B

                      Non-Sales Force Promotion Expenses

     [ *  ]



* Confidential Treatment Requested

                                   Exhibit C

                        Sales Force Promotion Expenses
     [  *  ]



* Confidential Treatment Requested

Examples Selling Effort
-----------------------
     [  *  ]

* Confidential Treatment Requested


                                      D-1